McGLADREY & PULLEN
Certified Public Accountants                      McGladrey & Pullen, LLP
                                                  One Valley Square, Ste. 250
                                                  512 Township Line Road
                                                  Blue Bell, PA 19422-2700
                                                  O 215-641-8600 F 215-641-8680




Consent of Independent Registered Public Accounting Firm






We consent to the incorporation by reference in this Registration Statement of Parke Bancorp, Inc. on Post-Effective Amendment No. 1 on Form S-2 of our report, dated January 19, 2005, appearing in the Annual Report on Form 10- KSB of Parke Bank for the year ended December 31, 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.







                                                     /s/McGladrey & Pullen, LLP
                                                     --------------------------
                                                     McGladrey & Pullen, LLP
September 26, 2005
Blue Bell, Pennsylvania


McGladrey & Pullen, LLP is a member firm of RSM International- an affiliation of separate and independent legal entities.